Exhibit 10.20

FORM OF AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June [ ], 2021, by and among LFST Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), LifeStance TopCo, L.P., a Delaware limited partnership (“TopCo”), LifeStance Health Group, Inc., a Delaware corporation (“PubCo”), in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the “Limited Liability Company Act”) and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”).

RECITALS:

WHEREAS, Merger Sub was formed solely for the purpose of engaging in the transactions described in this Agreement, Merger Sub has not conducted any business prior to the date hereof, and Merger Sub does not have any, and prior to the completion of the Merger (as defined below) will not have any, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger;

WHEREAS, PubCo, TopCo, and certain limited partners of TopCo, have entered into that certain Limited Partner Contribution and Exchange Agreement, dated as of the date hereof (the “Limited Partner Contribution Agreement”), pursuant to which the limited partners of TopCo each contributed 100% of the limited partnership interest of TopCo held by such limited partner to PubCo, in exchange for shares of common stock, par value $0.01 per share (the “Common Stock”) of PubCo; and

WHEREAS, the Board of Managers of Merger Sub, the Board of Directors of PubCo, LifeStance TopCo GP, LLC, as general partner of TopCo, and the requisite limited partners of TopCo have approved and deemed advisable the merger of Merger Sub with and into TopCo, with TopCo being the surviving entity in such merger, pursuant to the terms of this Agreement (the “Merger”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that Merger Sub shall be merged with and into TopCo, which shall be the entity surviving the Merger, and that the terms of the Merger, the mode of carrying them into effect, and the manner of converting and exchanging shares shall be as follows:

ARTICLE I

THE MERGER

(a) Subject to and in accordance with the provisions of this Agreement, a Certificate of Merger shall be executed and acknowledged by TopCo and thereafter delivered to the Secretary of State of Delaware for filing, as provided in Section 18-209(c) of the Limited Liability Company Act and Section 17-211(c) of the Limited Partnership Act. The Merger shall become effective at the same time and at such time as the Certificate of Merger is filed as required by law with the Secretary of State of Delaware (the “Effective Time”). At the Effective Time, the separate existence of Merger Sub shall cease, Merger Sub shall be merged with and into TopCo, and TopCo shall continue as the surviving entity of the Merger (the “Surviving Partnership”).

(b) Prior to and after the Effective Time, the general partners, managers, officers and directors of the parties, as applicable, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Partnership with full title to all properties, assets, rights, approvals, immunities and franchises of TopCo, the general partners, managers, officers and directors of the parties, as applicable, as of the Effective Time shall take all such further action.

ARTICLE II

EFFECT ON SHARES AND PARTNERSHIP INTERESTS

(a) Conversion of Merger Sub LLC Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, TopCo, or the holders of any of the following securities, each unit of Merger Sub issued and outstanding immediately prior to the Merger shall be converted into a unit of Surviving Partnership.

(b) Conversion of TopCo Interests. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, TopCo, or the holders of any of the following securities, (1) each interest in TopCo outstanding immediately prior to the Merger, excluding the interests of TopCo held by PubCo or any subsidiary of PubCo, shall be converted into the right to receive duly issued, fully paid and nonassessable shares of PubCo Common Stock and (2) each interest in TopCo outstanding immediately prior to the Merger and held by PubCo or any subsidiary of PubCo shall be converted into an equivalent interest in Surviving Partnership. With respect to each limited partner who holds interest in TopCo immediately prior to the Merger (a “Legacy Limited Partner”), excluding PubCo or any subsidiary of PubCo, such Legacy Limited Partner shall receive from Merger Sub the right to receive a number of duly issued, fully paid and nonassessable shares of PubCo Common Stock equal to the number of shares of PubCo Common Stock such shareholder would have been entitled to receive pursuant had it entered into the Limited Partner Contribution and Exchange Agreement, including subject to the same vesting and forfeiture conditions and other provisions as set forth in the Limited Partner Contribution Agreement.

ARTICLE III

TAX-TREATMENT COVENANT

It is intended that the Merger shall be treated for U.S. federal income tax purposes as a taxable purchase of interests in TopCo by PubCo Sub from limited partners of TopCo (other than PubCo and any subsidiary of PubCo) in exchange for shares of PubCo.

ARTICLE IV

GOVERNING DOCUMENTS OF THE SURVIVING PARTNERSHIP

Pursuant to Section 17-211(g) of the Limited Partnership Act, the limited partnership agreement attached as Exhibit A hereto shall be the limited partnership agreement of the Surviving Partnership from and after the Effective Time until amended in accordance with its terms and applicable law.

ARTICLE V

MANAGEMENT OF THE SURVIVING PARTNERSHIP

The general partner of TopCo as of immediately prior to the Effective Time shall be the general partner of the Surviving Partnership from and after the Effective Time to serve in accordance with its limited partnership agreement.

ARTICLE VI

TERMINATION

This Agreement may be terminated and the Merger and other transactions herein provided for abandoned by the mutual consent of Merger Sub, TopCo and PubCo at any time prior to the Effective Time.

ARTICLE VII

MISCELLANEOUS

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(b) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. A facsimile signature page (or signature page in similar electronic form) hereto shall be treated by the parties for all purposes as equivalent to a manually signed signature page.

(c) Prior to effecting the Merger, each Legacy Limited Partner shall have delivered to Pubco a properly completed and executed IRS Form W-9.

[Signature page follows]

IN WITNESS WHEREOF, Merger Sub, PubCo, PubCo Sub and TopCo, pursuant to approval and authorization duly given by resolutions adopted by their respective boards of managers, general partners and boards of directors, have each caused this Agreement and Plan of Merger to be executed as of the date first written above.

MERGER SUB:

LFST Merger Sub, LLC

By:
Name:	Ryan Pardo
Title:	President, Treasurer and Secretary

LIFESTANCE TOPCO:

LifeStance TopCo, L.P.

By:
Name:	Ryan Pardo
Title:	Chief Legal Officer

PUBCO:

LifeStance Health Group, Inc.

By:
Name:	Ryan Pardo
Title:	Chief Legal Officer and Secretary

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Amended and Restated Limited Partnership Agreement of Surviving Partnership